Exhibit 5.1

Horwitz + Armstrong

A Professional Law Corporation

14 Orchard, Suite 200 Lake Forest, California 92630 T: (949) 540-6540 F: (949) 540-6578	North San Diego Office 804 N. The Strand #9 Oceanside, CA 92054

July 29, 2016

Global Future City Holding Inc.

2 Park Plaza, Suite 400

Irvine, CA 92614

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We are acting as counsel to Global Future City Holding Inc., a Nevada corporation (the “Company”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement covers thirty two thousand five hundred (32,500) shares of the Company’s common stock, par value $0.001 (the “Shares”), issuable by the Company pursuant to various compensation contracts for bona fide services rendered to the Company (collectively, the “Compensation Contracts”). This opinion is being furnished in connection with the requirements of Item 8(a) of Form S-8 and 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction of the Registration Statement and exhibits thereto, corporate documents and records of the Company, the Compensation Contracts, and other documents as we deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any such document and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and representations made to us by representatives of the Company and have assumed the current accuracy and completeness of the information obtained from such documents and representations. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

Our opinion is expressed only with respect to the federal laws of the United States of America and the State of Nevada. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

The Company has been advised that the Shares are not eligible for issuance where services under the Compensation Contracts are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain market for the Company's securities. On the basis of the foregoing, and in reliance thereon, we are of the opinion that the 32,500 shares, when issued in accordance with the Compensation Contracts, the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the filing and use of this opinion as Exhibit 5.1 to the Registration Statement and any amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder. This opinion is intended solely for use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose without our prior written consent.

This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination.

We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

/s/ Horwitz + Armstrong
Horwitz + Armstrong
A Professional Law Corporation